NEWS RELEASE

For Immediate Release
July 2, 2008

NOTICE OF TELECONFERENCE CALL

Canwest Global Communications Corp.
Fiscal 2008 Third Quarter Results

Canwest Limited Partnership
Fiscal 2008 Third Quarter Results

Friday, July 11, 2008 – 11:00 a.m. EASTERN TIME

Winnipeg, MB – You are invited to participate in a teleconference call to review Canwest Global Communications Corp.’s financial results for the third quarter and first nine months of the 2008 fiscal year.

Canwest’s President and Chief Executive Officer, Leonard Asper will be joined by John Maguire, Chief Financial Officer and other Canwest executives.  Formal remarks will be followed by a question and answer session.

A news release will also be issued on Friday, July 11, 2008.  If you have not received the release prior to the start of the teleconference call, please call our office and a copy will be faxed/emailed to you.  The news release will also be available at www.canwest.com

Bondholders of the Limited Partnership are also invited to participate in the teleconference call of Canwest Global Communications Corp., to review third quarter and nine month financial results.

The financial statements of Canwest Limited Partnership will be available in advance of the call at www.canwest.com

If you wish to participate in the conference call, please note the call-in numbers that follow. All interested participants will need this number to access the teleconference.

Media are reminded they may participate in a listen-only mode.

CONFERENCE CALL-IN NUMBER:                                                                           416-644-3416 or 800-732-9307

REPLAY PHONE NUMBER:                                                                       416-640-1917 or 877-289-8525

Enter Reservation :                                                                           21274264 followed by the pound sign
(Replay is accessible for 7 days)

Audio Stream Webcast and PowerPoint Presentation will also be available at
www.canwest.com

For further information:

Media Contact:
John Douglas
Vice President, Public Affairs
Tel: (204) 953-7737
jdouglas@canwest.com

Investor Contact:
Hugh Harley
Director, Investor Relations
Tel: (204) 953-7731
hharley@canwest.com